Exhibit 4-ww


                                TRUST AGREEMENT
                                       OF
                        MORGAN STANLEY CAPITAL TRUST IX

     THIS TRUST AGREEMENT is made as of June 17, 2004 (this "Trust Agreement"), among Morgan Stanley, a Delaware corporation, as depositor (the "Depositor"), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware Trustee (the "Delaware Trustee"), The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee," and together with the Delaware Trustee, the "Issuer Trustees"), and Alexander C. Frank and Debra M. Aaron, individuals, as administrators (together, the "Administrators"). The Depositor, the Issuer Trustees and the Administrators hereby agree as follows:

     1. The trust created hereby shall be known as Morgan Stanley Capital Trust IX (the "Issuer Trust"), in which name the Issuer Trustees or the Depositor, to the extent provided herein, may conduct the business of the Issuer Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Issuer Trust the sum of $10. It is the intention of the parties hereto that the Issuer Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Issuer Trust. The Issuer Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

     3. An amended and restated Trust Agreement satisfactory to each party to it and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as herein defined), or in such other form as the parties thereto may approve, will be entered into to provide for the contemplated operation of the Issuer Trust created hereby and the issuance of the Capital or Preferred Securities and Common Securities, if any, referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Issuer Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Issuer Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein. It is the intent of the parties hereto that the Administrators shall not be trustees with respect to the Issuer Trust and this Trust Agreement shall be construed in a manner consistent with such intent.

     4. The Depositor, as the depositor of the Issuer Trust, is hereby authorized and appointed as the Issuer Trust's and the Issuer Trustees' true and lawful attorney-in-fact and agent (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (each as herein defined) and any and all amendments thereto, including pre-effective and post-effective amendments, on behalf of the Issuer Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including pre-effective or post-effective amendments thereto, with all


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exhibits thereto, and any other documents that may be required in connection therewith, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Capital or Preferred Securities of the Issuer Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Capital or Preferred Securities required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, with all exhibits thereto, and with any other documents that may be required in connection therewith, relating to the registration of the Capital or Preferred Securities of the Issuer Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange, Inc., the American Stock Exchange LLC, The London Stock Exchange plc, The Luxembourg Stock Exchange, The Paris Bourse or other stock exchange or securities market, or the National Association of Securities Dealers (the "NASD"), and execute and verify on behalf of the Issuer Trust a listing application and all other applications, statements, certificates, agreements and other instruments, under seal or otherwise, as shall be necessary or desirable, and do or cause to be done all such acts and things in the name of and on behalf of the Issuer Trust to meet the requirements of any such stock exchange, securities market or the NASD's Nasdaq National Market, or to appear before the appropriate representatives of committees of any such stock exchange or securities market, in order to cause the Capital or Preferred Securities to be listed on any such stock exchange or securities market; (iii) to file, execute and verify on behalf of the Issuer Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register or qualify the Capital or Preferred Securities for offer and sale under the securities or "Blue Sky" laws of the various states and jurisdictions of the United States or under any foreign laws or regulations as the Depositor, on behalf of the Issuer Trust, may deem necessary or desirable; (iv) to execute, deliver and perform on behalf of the Issuer Trust an underwriting agreement with one or more underwriters relating to the offering of the Capital or Preferred Securities of the Issuer Trust; (v) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital or Preferred Securities of the Issuer Trust; and (vi) to take all other actions incident and reasonably related to the performance of its obligations hereunder that are not specifically provided for in this section.

     In the event that any filing referred to in clauses (i), (ii) or (iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchanges or securities markets, the NASD, or the securities or "Blue Sky" laws or foreign laws or regulations to be executed on behalf of the Issuer Trust by the Administrators, the Administrators, in their capacity as administrators of the Issuer Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Issuer Trust any and all of the foregoing, it being understood that the Administrators, in their capacity as administrators of the Issuer Trust, shall not be required to join in any such filing or execute on behalf of the Issuer Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchanges or securities markets, the NASD, or the securities or "Blue Sky" laws or foreign laws or regulations.

     5. This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



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     6. The number of trustees and administrators of the Issuer Trust initially shall be two trustees and two administrators and thereafter the number of trustees and administrators of the Issuer Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, which may increase or decrease the number of trustees and administrators of the Issuer Trust; provided, however, that, to the extent required by the Statutory Trust Act, one trustee of the Issuer Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee or administrator of the Issuer Trust at any time. Any trustee or administrator of the Issuer Trust may resign upon thirty days' prior notice to the Depositor.

     7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                      MORGAN STANLEY,
                                      as Depositor


                                      By: /s/ Jai Sooklal
                                         --------------------------------------
                                      Name:  Jai Sooklal
                                      Title: Assistant Treasurer


                                      THE BANK OF NEW YORK (DELAWARE),
                                      not in its individual capacity, but solely as Delaware Trustee


                                      By: /s/ Kristine K. Gullo
                                         --------------------------------------
                                      Name:  Kristine K. Gullo
                                      Title: Assistant Vice President


                                      THE BANK OF NEW YORK,
                                      not in its individual capacity, but solely as Property Trustee


                                      By: /s/ Kisha A. Holder
                                         --------------------------------------
                                      Name:  Kisha A. Holder
                                      Title: Assistant Vice President


                                      /s/ Alexander C. Frank
                                      -----------------------------------------
                                      Name:  Alexander C. Frank
                                      Title: Administrator


                                      /s/ Debra M. Aaron
                                      -----------------------------------------
                                      Name:  Debra M. Aaron
                                      Title: Administrator